SETTLEMENT AGREEMENT AND RELEASE

                  This SETTLEMENT AND RELEASE (the "Agrcement) is entered into as of May 1, 1999, by and between Optima Investments, Inc., a Texas corporation ("Optima'), its agents, predecessors, successors and assigns, and any affiliates thereof (collectively referred to herein as "Optima') and Cyntech Technologies, Inc., a Utah corporation formerly known as Carbon Fiber Products, Inc., its agents, predecessors, successors and assigns; and any affiliates thereof (including, but not limited to any corporation or business entity containing the name "Cyntech or any variation in spelling thereof) (collectively referred to herein as "CYNT")

         RECITALS.

                  WHEREAS, CYNT engaged Optima to assist CYNT in structuring and completing a transaction under agreements, including that certain agreement dated October 30, 1998 and a subsequent addendum; and,

                  WHEREAS, as compensation for the services provided by Optima, CYNT agreed to cause CYNT to issue shares of CYNT Common Stock, $0.001 par value ("CYNT" Common Stock to Optima; and,

                  WHEREAS, subsequent disputes have arisen among the parties hereto as to the value of the services provided by Optima; and,

                  WHEREAS, the parties hereto have reached certain agreements to resolve the disputes among them, with respect to the foregoing matters.

                  NOW THEREFORE, for and in consideration of the mutual covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

                  1. Payment for Services. Optima acknowledges and agrees to accept and retain 300,000 shares of CYNT Common Stock (the "Optima Shares") in full satisfaction of all services provided by Optima to CYNT. Optima agrees that Optima has previously received and paid par value for 500,000 shares of CYNT Common Stock, and Optima further agrees to transfer 200,000 of said 500,000 shares to CYNT (or the market value thereof), pursuant to CYNT instructions. Thus Optima will be left with 300,000 shares as payment as set forth herein.

                  2. Termination of Prior Agreements and Issuances. Optima and CYNT hereby agree and acknowledge that any and all prior agreements by and between Optima and CYNT shall terminate in all respects, including any and all performance and payment obligations or obligations to transfer or privately place of CYNT Common Stock. Optima hereby agrees that any and all other agreements for the issuance of CYNT Common Stock to Optima are canceled and shall be of no force and effect.

         3. Settlement

                  a. Optima agrees to accept and retain 300,000 shares previously transferred to Optima via certificate number 3734, issued on or about January 28, 1999 in the amount of 500,000 shares, and replaced by certificate number 3775 in the amount of 500,000 shares registered to CEDE and company issued on February 18, 1999

                  b. Optima agrees to return 1,400,000 shares of restricted stock issued to Optima via certificate number 3735, issued on or about January 28, 1999, to CYNT.

                  c. Optima agrees to cancellation of agreements pursuant to the 3,500,000 shares to be received by Optima and related directly to the facilitation of private placement investors on behalf of CYNT.

                  d. Optima agrees to notify any and all transferees of any portion of the 300,000 shares and that the shares are subject to registration in the future. Optima further agrees that it is responsible to register such sham at its expense. Optima further agrees to assist with the notification to the entity referred as "ONI" regarding the following stock certificates received by 'ONI' from CYNT. Certificate 3803 for 50,000 shares of CYNT issued March 22, 1999, certificate number 3804 for 30,000 shares of CYNT issued March 22, 1999, and certificate number 3826 for 95,000 shares of CYNTissued March 29,1999.

                  e. CYNT agrees, upon execution of agreement to send a letter to DTC, CEDE, Merrill Lynch, and/or any other agency which is a direct party to the clearing and/or trading of the certificates in order to advise these parties that any and all disputes between Optima and CYNT have been resolved.

         4. Relationship To Company Optima acknowledges and agrees that Optima shall have no authority to represent CYNT or hold itself out as a representative of CYNT, including in connection with any offering of CYNT Common Stock. Optima shall not acknowledge or disclose any business relationship with CYNT, except as may be required by law.

         5. CYNT Non-circumvention. CYNT agrees that it shall not, under any circumstances, contact, negotiate, discuss, or enter into or perform any existing or contemplated agreements with any parties, individuals or entities introduced to CYNT by or through Optima, or any Optima representative: provided however that said non-circumvention shall not apply to "ONI" Ron Sparkman.

         6.Representations and Warranties.

         a. Optima represents and warrants as follows; (i) it has the full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby without obtaining any further consents or approvals from, or the taking of any other actions with respect to, an third parties. (ii) this Agreement, when executed and delivered by the parties hereto, will constitute the valid and binding agreement of it, enforceable against it in accordance with its terms.

         b. CYNT represents and warrants as follows: (i) it has the full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby without obtaining any further consents or approvals from, or the taking of any other actions with respect to, any third parties. (ii) this Agreement, when executed and delivered by the parties hereto, will constitute the valid and binding agreement of it, enforceable against it in accordance with its terms.

     7. Mutual Release. In consideration of the representations and warranties of Optima and CYNT contained herein, Optima and CYNT hereby jointly and mutually release, acquit, and forever discharge each other, and their respective officers, directors, shareholders, partners, employees, servants, agents, representatives, attorneys, accountants, subsidiaries, predecessors, successors, trusts, corporations, or other entities in any manner affiliated or connected therewith, from any and all claims, demands, damages, causes or action or suits of any kind or nature, known or unknown, that they jointly or severally, may have had at time or have as of the date hereof or which might subsequently accrue, arise for or out of , or be in any manner connected with, directly or indirectly any and all services provided by Optima to CYNT, and any related event, occurrence, act of omission or condition occurring or existing on or prior to the date hereof, excluding the provisions of 8 below.

     8. Indemnification.

                a: Mutual Indemnification CYNT and Optima agree to indemnify each other and their affiliates from any actions, claims, demands, damages, causes of actions or suits of any kind or nature, known or unknown, which arises, or might arise out of this agreement or any other prior agreement between the parties, except as provided in this section.

                 b. Indemnification by Optima Optima further agrees to indemnify CYNT and its affiliates from any action, claims, demands, damages, causes of actions, or suits of any nature, known or unknown, which arises or might arise out of the transfer of common stock of CYNT to third parties by Optima, specifically including, but not limited to the third parties which an the subject of paragraph 3(d) hereof Furthermore, Optima hereby indemnifies and holds harmless CYNT from any action, claims, demands, damages, causes, or suits of any kind or nature, known or unknown brought by or asserted by Ahmad Alyasin (or his associates, affiliates, successors or assigns) which arise or might arise regarding any agreements between Optima and CYNT.

     9. Authority of Optima Optima represents and warrants that it has authority to execute this agreement, and to consent to the termination of all prior agreements by and between Optima and CYNT, and the cancellation of any and all prior agreements for the issuance of CYNT Common Stock to Optima as provided in section 2 of this agreement.

                   10. Authority of CTNY. CYNT represents and warrants that it has the authority to execute this Agreement, and to consent to the terminations of all prior agreements by and between Optima and CYNT, and the cancellation of any and all prior agreements for the issuance of CYNT Common Stock to Optima as provided in Section 2 of this Agreement

                   11. Confidentialily, The parties to this Agreement agree that the terms of this Agreement shall remain confidential and shall not be disclosed to any person who is not an officer or director of any of the parties to this Agreement, except as may be required by applicable law, subpoena, or order of court, provided, however, if any governmental entity or court requests disclosure, the party of whom disclosure is requested shall notify the other party in writing within a reasonable time to allow the contesting party an opportunity to oppose such disclosure.

                   12. Miscellaneous,

                      1. This Agreement shall be governed by, construed under and enforced in accordance with the laws of the State of Texas.

                      2.  This  Agreement  contains  the  entire  agreement  and understanding among the parties relating to the subject matter of this Agreement and supersedes any negotiations and agreements between the parties hereto concerning the same subject matter, except as expressly provided or allowed under the terms of this Agreement.

                      3. The execution and delivery of this Agreement and all transactions contemplated hereby, including the, transfer for the Optima Shares as provided above, have been duly authorized by all requisite action on the part of the parties.

                      4. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

                                                        OPTIMA INVESTMENTS, INC.

                                                       By: __/s/________________
                                                          Robert Pennington, CEO


                                                       CYNTECH TECHNOLOGIES, INC


                                                        By: __/s/_______________
                                                       R. Frank Meyer, President